Exhibit 16.1

May 10, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Slavia, Corp pertaining to our firm included under Item 4.01 of Form 8-K dated May 10,2013, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC